Exhibit 99

FSI International 3455 Lyman Boulevard Chaska, Minnesota USA 55318-3052	NEWS
For additional information contact: Benno Sand-Investor and Financial Media (952) 448-8936
FOR IMMEDIATE RELEASE
FSI International, Inc. Announces Second Quarter and First Half Fiscal 2010 Financial Results
The company files a shelf registration statement with the U.S Securities and Exchange Commission
     MINNEAPOLIS (March 30, 2010)—FSI International, Inc. (Nasdaq: FSII), a manufacturer of capital equipment for the microelectronics industry, today reported financial results for the second quarter of fiscal 2010 and for the six months ended February 27, 2010.
Fiscal 2010 Second Quarter and First Half
     Second quarter fiscal 2010 sales increased 120 percent to $18.9 million, compared to $8.6 million for the same period in fiscal 2009. The company’s net income for the second quarter of fiscal 2010 was $609,000, or $0.02 per share, compared to a net loss of $9.4 million, or $0.30 per share, for the second quarter of fiscal 2009. Second quarter fiscal 2010 financial results included $865,000, or $0.03 per share, of non-cash stock compensation charges, compared to $90,000, or $0.00 per share, in the prior year comparable period.
     Sales for the first half of fiscal 2010 increased 60 percent to $33.5 million, compared to $20.9 million for the same period of fiscal 2009. The company’s net income for the first half of fiscal 2010 was $555,000, or $0.02 per share, compared to a net loss of $14.7 million, or $0.48 per share, for the first half of fiscal 2009. First half fiscal 2010 financial results included $1.1 million, or $0.04 per share, of non-cash stock compensation charges, compared to $199,000, or $0.01 per share, in the prior year comparable period.
     In the second quarter of fiscal 2009, we recorded approximately $2.8 million of severance costs associated with the March restructuring and headcount and cost reduction initiatives. We recorded severance cost of: $700,000 in cost of goods; $1,170,000 in selling, general and administrative expenses and $970,000 in research and development expenses.
Shelf Registration
     Consistent with the company’s overall long-term capital structure strategy, FSI took a step to provide additional financial flexibility and filed a shelf registration statement on Form S-3 with the U.S. Securities and Exchange Commission (“SEC”) to facilitate potential future issuances of common stock, preferred stock or warrants. Additional details about this action are available in the Form S-3 filed today with the SEC. No securities may be offered until the shelf registration statement is declared effective by the SEC. The company has no current plans to issue securities but has taken these steps for greater flexibility to access capital as opportunities arise.
     The shelf registration statement on Form S-3 filed with the SEC has not yet become effective. These securities may not be sold and no offers to buy can be accepted until the SEC declares the shelf registration statement effective and any appropriate prospectus supplement has been filed. This press release is not an offer to sell or the solicitation of an offer to buy such securities, and there shall be no sale of any of these securities in any state in which such offer, solicitation, or sale would be unlawful before registration or qualification under the securities laws of any such state. Any offer of these securities will be made solely by means of any prospectus included in the shelf registration statement and any applicable prospectus supplement that may be issued with respect to such offering.
Balance Sheet
     Cash, cash equivalents, restricted cash and long-term securities at the end of the second quarter were $14.5 million. The company generated $4.8 million of cash in operations during the second quarter of fiscal 2010. At the end of the second quarter, the company had a current ratio of 3.3 to 1.0 and a book value of $1.63 per share.
Outlook
     Given the quarter-to-date orders, the company expects third quarter orders to be between $25.0 and $27.0 million as compared to $22.8 million in the second quarter of fiscal 2010.* This assumes the receipt of several follow-on orders that are anticipated late in the quarter.*
     Based on the backlog and deferred revenue levels at the end of the second quarter and expected additional third quarter orders, the company expects third quarter fiscal 2010 revenues of $23.0 to $25.0 million as compared to $18.9 million in the second quarter of fiscal 2010.*
     Based upon the anticipated gross profit margin and the operating expense run rate, the company expects net income of $2.5 to $3.0 million for the third quarter of fiscal 2010.* The company expects to use $2.0 to 3.0 million of net cash in operating activities in the third quarter, as we manage accounts receivable and inventory levels and support the higher expected third quarter order and revenue levels.*
Conference Call Details
     FSI investors have the opportunity to listen to management’s discussion of its financial results on a conference call at 3:30 p.m. CDT today. The company invites all those interested to join the call by dialing 888.566.6154 and entering access code 6180005. For those who cannot listen to the live broadcast, a replay will be available shortly after the call by dialling 800.944.0912.
About FSI
     FSI International, Inc. is a global supplier of surface conditioning equipment, technology and support services for microelectronics manufacturing. Using the company’s broad portfolio of cleaning products, which include batch and single-wafer platforms for immersion, spray, vapor and cryokinetic technologies, customers are able to achieve their process performance flexibility and productivity goals. The company’s support services programs provide product and process enhancements to extend the life of installed FSI equipment, enabling worldwide customers to realize a higher return on their capital investment. For more information, visit FSI’s website at http://www.fsi-intl.com, or call Benno Sand, 952.448.8936.
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
This press release contains certain “forward-looking” statements (*), including, but not limited to, expected orders, expected revenues, expected financial results, expected cash usage, other expected financial performance for the third quarter of fiscal 2010. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties include, but are not limited to, changes in industry conditions; order delays or cancellations; general economic conditions; changes in customer capacity requirements and demand for microelectronics; the extent of demand for the company’s products and its ability to meet demand; global trade policies; worldwide economic and political stability; the company’s successful execution of internal performance plans; the cyclical nature of the company’s business; volatility of the market for certain products; performance issues with key suppliers and subcontractors; the level of new orders; the timing and success of current and future product and process development programs; the success of the company’s direct distribution organization; legal proceedings; the potential impairment of long-lived assets; and the potential adverse financial impacts resulting from declines in the fair value and liquidity of investments the company presently holds; as well as other factors listed herein or from time to time in the company’s SEC reports, including our latest 10-K annual report and our 10-Q quarterly reports. The company assumes no duty to update the information in this press release.
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Second Quarter Ended		Six Months Ended
	Feb. 27,	Feb. 28,	Feb. 27,	Feb. 28,
	2010	2009	2010	2009
Sales	$18,925	$8,640	$33,542	$20,884
Cost of goods	10,882	7,433	18,932	15,050

Gross margin	8,043	1,207	14,610	5,834
Selling, general and administrative expenses	4,267	6,071	8,061	11,728
Research and development expenses	3,263	4,631	6,019	9,024

Operating income (loss)	513	(9,495)	530	(14,918)
Interest and other income, net	90	107	35	202

Income (loss) before income taxes	603	(9,388)	565	(14,716)
Income tax (benefit) expense	(6)	39	10	28

Net income (loss)	$609	$(9,427)	$555	$(14,744)

Income (loss) per share — basic	$0.02	$(0.30)	$0.02	$(0.48)

Income (loss) per share — diluted	$0.02	$(0.30)	$0.02	$(0.48)

Weighted average common shares
Basic	31,917	31,050	31,777	30,945
Diluted	32,252	31,050	32,017	30,945
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands)
(unaudited)

	Feb. 27,	Aug. 29,
	2010	2009
Assets

Current assets
Cash, restricted cash and cash equivalents	$10,112	$7,578
Receivables, net	8,641	8,697
Inventories	22,761	21,171
Other current assets	4,473	4,334

Total current assets	45,987	41,780

Property, plant and equipment, net	14,222	15,147

Long-term securities	4,364	4,458
Investment	460	460
Other assets	1,619	1,840

Total assets	$66,652	$63,685

Liabilities and Stockholders’ Equity

Current liabilities
Trade accounts payable	$6,390	$3,170
Deferred profit*	2,247	2,362
Customer deposits	315	12
Accrued expenses	4,845	6,972

Total current liabilities	13,797	12,516

Long-term liabilities	503	512

Total stockholders’ equity	52,352	50,657

Total liabilities and stockholders’ equity	$66,652	$63,685

*	Deferred profit reflects deferred revenue less manufacturing and other related costs.
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
MISCELLANEOUS FINANCIAL INFORMATION
(in thousands, except percentages, per share and total employee data)
(unaudited)

	Six Months Ended
	Feb. 27,	Feb. 28,
	2010	2009
Sales by Area

United States	49%	25%
International	51%	75%

Cash Flow Statement

Capital expenditures	$404	$12
Depreciation	$1,329	$1,803
Amortization	$—	$61

Miscellaneous Data

Total employees, including contract	272	332
Book value per share	$1.63	$1.71
Shares outstanding	32,071	31,160
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